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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report
                        (Date of earliest event reported)
                                 April 25, 2000

                        COMMISSION FILE NUMBER 000-29809

                               OTG SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                           7372                                         52-1769077
(state or other jurisdiction of                   (Primary Standard Industrial                            (IRS Employer
incorporation or organization)                     Classification Code Number)                       Identification Number)

                       6701 DEMOCRACY BOULEVARD, SUITE 800
                            BETHESDA, MARYLAND 20817
                                 (301) 897-1400
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

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Item 2.  Acquisition or Disposition of Assets

       On April 25, 2000 (the "Closing Date"), pursuant to an agreement and plan of merger dated April 17, 2000 (the "Merger Agreement") by and among OTG Software, Inc., a Delaware corporation ("OTG Software"), OTG Merger Corp., a Delaware corporation and a wholly-owned subsidiary of OTG Software ("Merger Sub"), and xVault, Inc., a Delaware corporation ("xVault"), OTG Software acquired xVault through the merger (the "Merger") of Merger Sub with and into xVault, with xVault remaining as the surviving corporation in the merger under the name OTG E-Mail Corp. As a result of the Merger, xVault is now a wholly-owned subsidiary of OTG Software. Merger Sub was created solely for the purpose of effecting the Merger. xVault is a provider of e-mail solutions to government, business and industry. xVault's products provide organizations with tools to enforce e-mail policies, increase employee productivity, comply with statutory and regulatory mandates and secure electronic data against loss or espionage.

       Pursuant to the Merger Agreement, OTG Software issued 160,000 shares of its common stock and paid an aggregate of $1.75 million in cash to the former xVault stockholders in exchange for all the outstanding shares of xVault's capital stock and the cancellation of all outstanding options to purchase xVault common stock. The cash component of the acquisition price was available to OTG Software from cash on hand. The acquisition will be accounted for under the "purchase method."

       Twenty three thousand four hundred fifteen shares (23,415) of OTG Software common stock issued to the former xVault stockholders pursuant to the Merger Agreement will be held in escrow for a period of nine months to secure certain indemnification obligations of the former xVault stockholders. In addition, fifty three thousand three hundred thirty three shares (53,333) of OTG Software common stock issued to the former xVault stockholders pursuant to the Merger Agreement will be held in a separate escrow for a period of six months, subject to repurchase by OTG Software at a per share price of $16.979 upon the occurrence of certain conditions.

Item 7.  Financial Statements and Exhibits

       (a) Financial Statements of Business Acquired

       It is impracticable for OTG Software to provide the required financial statements at this time. OTG Software will file financial statements by amendment to this report not later than July 10, 2000.

       (b) Pro Forma Financial Information

       It is impracticable for OTG Software to provide the required pro forma financial information at this time. OTG Software will file pro forma financial information by amendment to this report not later than July 10, 2000.


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       (c) Exhibits

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
            Designation                                     Description
            -----------                                     -----------
                 2.1                Agreement and Plan of Merger By and Among OTG Software, Inc.,
                                    OTG Merger Corp. and xVault, Inc. dated April 17, 2000.
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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         OTG SOFTWARE, INC.

Date: May 9, 2000                        By: /s/ Ronald W. Kaiser
                                             ---------------------------------
                                                 Ronald W. Kaiser
                                                 Chief Financial Officer and
                                                 Treasurer
                                                 (Principal Financial Officer)





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